As filed with the Securities and Exchange Commission on December 6, 2013

Registration No. 333-40552

Registration No. 333-87270

Registration No. 333-99877

Registration No. 333-104861

Registration No. 333-114619

Registration No. 333-120434

Registration No. 333-123553

Registration No. 333-132741

Registration No. 333-142618

Registration No. 333-149615

Registration No. 333-158114

Registration No. 333-165612

Registration No. 333-169058

Registration No. 333-171695

Registration No. 333-177527

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

GRANITE CITY FOOD & BREWERY LTD.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1883639
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

701 Xenia Avenue South, Suite 120
Minneapolis, Minnesota  55416

(Address, including Zip Code, of Principal Executive Offices)

GRANITE CITY FOOD & BREWERY LTD. 1997 STOCK OPTION PLAN

GRANITE CITY FOOD & BREWERY LTD. 1997 DIRECTOR STOCK OPTION PLAN

GRANITE CITY FOOD & BREWERY LTD. 2002 EQUITY INCENTIVE PLAN

GRANITE CITY FOOD & BREWERY LTD. NONQUALIFIED STOCK OPTION AGREEMENTS

GRANITE CITY FOOD & BREWERY LTD. AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

GRANITE CITY FOOD & BREWERY LTD. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

GRANITE CITY FOOD & BREWERY LTD. LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

JAMES G. GILBERTSON	Copies to:
Chief Financial Officer	BRETT D. ANDERSON, ESQ.
Granite City Food & Brewery Ltd.	Briggs and Morgan, P.A.
701 Xenia Avenue South, Suite 120	2200 IDS Center
Minneapolis, Minnesota 55416	80 South Eighth Street
(952) 215-0660	Minneapolis, Minnesota 55402
(Name, address, including zip code,	(612) 977-8400 (phone)
and telephone number, including	(612) 977-8650 (fax)
area code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENTS

This Post-Effective Amendment (the “Post-Effective Amendment”), constitutes Amendment No. 1 to the registration statements on Form S-8 Registration Nos. 333-40552, 333-87270, 333-99877, 333-104861, 333-114619, 333-120434, 333-123553, 333-132741, 333-142618, 333-149615, 333-158114, 333-165612, 333-169058, 333-171695, and 333-177527 (collectively, the “Registration Statements”) filed by Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”), relating to Granite City Food & Brewery Ltd. 1997 Stock Option Plan, Granite City Food & Brewery Ltd. 1997 Director Stock Option Plan, Granite City Food & Brewery Ltd. 2002 Equity Incentive Plan, Granite City Food & Brewery Ltd. Nonqualified Stock Option Agreements, Granite City Food & Brewery Ltd. Amended And Restated 2002 Equity Incentive Plan, Granite City Food & Brewery Ltd. Amended And Restated Equity Incentive Plan, and Granite City Food & Brewery Ltd. Long-Term Incentive Plan (collectively, the “Plans”).

The Company has determined to terminate any and all offerings of its securities pursuant to the Registration Statements, and in accordance with the undertakings made by the Company in the Registration Statements, this Post-Effective Amendment is being filed for the sole purpose of terminating the Registration Statements and deregistering any unissued shares previously registered under the Registration Statements and issuable under the Plans.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statements on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 6, 2013.

GRANITE CITY FOOD & BREWERY LTD.

By:	/s/ Robert J. Doran
Robert J. Doran
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Doran	Chief Executive Officer and Director	December 6, 2013
Robert J. Doran	(Principal Executive Officer)

/s/ James G. Gilbertson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 6, 2013
James G. Gilbertson

/s/ Fouad Z. Bashour	Chairman of the Board	December 6, 2013
Fouad Z. Bashour

	Director	December 6, 2013
Charles J. Hey

/s/ Joel C. Longtin	Director	December 6, 2013
Joel C. Longtin

/s/ Louis M. Mucci	Director	December 6, 2013
Louis M. Mucci

/s/ Michael S. Rawlings	Director	December 6, 2013
Michael S. Rawlings

/s/ Michael H. Staenberg	Director	December 6, 2013
Michael H. Staenberg

3